INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of HEICO Corporation on Form S-8 of our report dated December 29, 1995, appearing in the Annual Report on Form 10-K of HEICO Corporation for the year ended October 31, 1995.

/s/ Deloitte & Touche LLP

Certified Public Accountants
Miami, Florida


January 9, 1997